As filed with the Securities and Exchange Commission on August 25, 1998
                                                       Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              THE TIREX CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                               3282985
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

    740 St. Maurice, Suite 201
         Montreal, Quebec                                         H3C 1L5
(Address of Principal Executive Offices)                         (Zip Code)

                              EMPLOYMENT AGREEMENT
                             BETWEEN REGISTRANT AND:
                                 SCOTT RAPFOGEL
                            (Full title of the Plan)

                               Frances Katz Levine
                                 621 Clove Road
                             Staten Island, NY 10310
           (Name and address, including zip code of agent for service)

                                 (718) 981-8485
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==============================================================================================
                                           Proposed Maximum   Proposed Maximum     Amount of
Title of Securities          Amount to be   Offering Price   Aggregate Offering   Registration
 to be Registered            Registered       per Share*           Price*             Fee
----------------------------------------------------------------------------------------------
Common Stock, Par Value,
$.001 Per Share, Issued
Pursuant to Compensation
Agreement With
Scott Rapfogel                 95,057            $.20            $19,011.40         $  5.76
----------------------------------------------------------------------------------------------
         TOTAL                 95,057            $.20            $19,011.40         $100.00

==============================================================================================

* Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) on the basis of the average of the closing bid and ask prices of the Common Stock of the Registrant as traded in the over-the-counter market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on August 21, 1998.

         Cross Reference Sheet Showing Location in Reoffer Prospectus of
       Information Required by Items of Part I of Form S-3 Included Herein
                Under Cover of Form S-8, Pursuant to Rule 404(a)

         Form S-3 Item No. and Heading                   Heading in Prospectus
         -----------------------------                   ---------------------

1.  Forepart of the Registration Statement and
        Outside Front Cover Page of Prospectus .....   Outside Front Cover Page

2.  Inside Front and Outside Back Cover
        Pages of Prospectus.........................   AVAILABLE INFORMATION;
                                                        REPORTS TO SHAREHOLDERS;
                                                        INCORPORATION OF CERTAIN
                                                        DOCUMENTS BY REFERENCE;
                                                        TABLE OF CONTENTS

3.  Summary Information, Risk Factors and
        Ratio of Earnings to Fixed Charges             Outside Front Cover Page;
                                                       THE COMPANY; RISK FACTORS

4.  Use of Proceeds.................................   Not Applicable

5.  Determination of Offering Price.................   Outside Front Cover Page;
                                                       PLAN OF DISTRIBUTION

6.  Dilution........................................   Not Applicable

7.  Selling Security Holders........................   SELLING SHAREHOLDER

8.  Plan of Distribution............................   Outside Front Cover Page;
                                                       PLAN OF DISTRIBUTION

9.  Description of Securities to be Registered         DESCRIPTION OF SECURITIES

10. Interests of Named Experts and Counsel             EXPERTS; LEGAL OPINIONS

11. Material Changes................................   Not Applicable

12. Incorporation of Certain Information
        by Reference................................   INCORPORATION OF CERTAIN
                                                         DOCUMENTS BY REFERENCE

13. Disclosure of Commission Position
        on Indemnification For Securities
        Act Liabilities.............................   INDEMNIFICATION

R E O F F E R
P R O S P E C T U S

--------------------------------------------------------------------------------

                                  95,057 Shares

                                   ----------

                              THE TIREX CORPORATION

                                  Common Stock
                                 $.001 Par Value

                                   ----------

      The shares of common stock offered hereby (the "Shares") are being sold by Scott Rapfogel, a shareholder of The Tirex Corporation (the "Company"); Mr. Rapfogel is hereinafter referred to as the "Selling Shareholder". The Company will not receive any of the proceeds from the sale of the common stock. The common stock is traded in the over-the-counter market, as reported in the Over-The-Counter Electronic Bulletin Board of the National Association of Securities Dealers ("Bulletin Board"). On August 21, 1998, the high ask and low bid prices of the Company's common stock, as quoted on the Bulletin Board, were $.21 and $.19 per share, respectively. The Selling Shareholder proposes to offer his Shares for sale in the over-the-counter market through customary brokerage channels at the then-current market price. See "Plan of Distribution".

                                   ----------

            THIS OFFERING INVOLVES CERTAIN RISKS. SEE "RISK FACTORS"

                                   ----------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

                 The date of this Prospectus is August 25, 1998

                              AVAILABLE INFORMATION

      The Company is subject to the information requirements of Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 1100 L Street, N.W. Room 6101, Washington, D.C. 20005; 26 Federal Plaza, Room 1100, New York, New York 10007; 10960 Wilshire Boulevard, Suite 1710, Los Angeles, California 90024; and 219 South Dearborn Street, Room 1228, Chicago, Illinois 60604; and copies of such material can be obtained from the Public Reference Section of the Commission at 500 North Capital Street, N.W., Washington, D.C. 20549 at prescribed rates.

                             REPORTS TO SHAREHOLDERS

      The Company intends to furnish to its shareholders annual reports containing audited financial statements together with an opinion with respect thereto by its independent certified public accountants.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Company hereby incorporates by reference in this Prospectus the Company's annual report on Form 10-KSB for its fiscal year ended June 30, 1997, filed pursuant to Section 15(d) of the Exchange Act, the Company's quarterly reports on Forms 10-QSB for the fiscal quarters ended September 30, 1997, December 31, 1997, and March 31, 1998 filed pursuant to Section 15(d) of the Exchange Act, the Company's Current Reports on Form 8-K, dated July 11, 1997, February 3, 1998, and May 27, 1998 filed on August 13, 1997, February 17, 1998, and August 3, 1998 respectively, and all other reports, if any, filed by the Company pursuant to Section 13(a) for 15(d) of the Exchange Act since the end of the fiscal year ended June 30, 1997.

      All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      Any person receiving a copy of this Prospectus may obtain without charge, upon request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents. Requests should be directed to Terence C. Byrne, The Tirex Corporation, 740 St. Maurice, Suite 201, Montreal, Quebec Canada, H3C 1L5.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Available Information..........................................................2

Reports to Shareholders........................................................2

Incorporation of Certain Documents
  by Reference.................................................................2

The Company....................................................................5

Risk Factors

  1.  Development Stage Company - No Assurance
        as to Future Profitable Operations....................................10

  2.  Need for Substantial Additional
        Capital...............................................................11

  3.  Going Concern Assumption................................................12

  4.  No Guarantee of Product
        Acceptance in Market..................................................12

  5.  Dilutive and Other Adverse Effects
        of Debentures and Warrants and Presently
        Outstanding Options...................................................12

  6.  Proposed Public Offering:
        Reverse Split.........................................................14

  7.  Dependence on Major Customer............................................15

  8.  Uncertainty of Product and
        Technology Development:
        Technological Factors.................................................15

  9.  Protection of Tirex Proprietary
        Technology and Potential Infringement.................................15

 10.   Limited Public Market..................................................16

 11.   Applicability of "Penny Stock Rules"
          to Broker-Dealer Sales of
         Company Common Stock.................................................17

 12.   Experience of Management...............................................17

 13.   Dependence on Key Personnel............................................18

 14.   Regulatory and Environmental Considerations............................18

 15.   Production and Supply..................................................19

 16.   Technological Changes..................................................19

 17.   Competition............................................................20

 18.   Liability Insurance....................................................20

 19.   No Dividends and None Anticipated......................................20

 20.   Authorization of Preferred Stock.......................................20

Selling Shareholder...........................................................21

Plan of Distribution..........................................................23

Description of Securities.....................................................23

Experts.......................................................................24

Legal Opinions................................................................24

Indemnification...............................................................25

                                   THE COMPANY

      The Tirex Corporation (hereinafter, the "Company" or "Tirex") was incorporated in Delaware on August 19, 1987 under the name "Concord Enterprises, Inc." Its name was changed to "Stopwatch Inc." on June 20, 1989(1) and to the "Tirex America Inc." on March 10, 1993. On July 11, 1997, in order to encompass the current and projected international scope of its operations, the Company's name was changed to "The Tirex Corporation". The Company, directly and through its subsidiary "3143619 Canada Inc.",(2) is presently engaged in the early stages of the business of manufacturing, selling, and leasing a patented cryogenic tire disintegration system which it has developed (the "TCS-1 System") which integrates its patented disintegration technology with established conventional mechanical technologies.

      The Company acquired its core technology, based upon which it has developed its patented cryogenic tire disintegration technology (the "Tirex Technology"), in the fall of 1992(3). Since the beginning of 1993, it has devoted the bulk of its efforts to completing the design and development, and commencing the manufacture, of the TCS-1 System and raising the financing required for such project. In August of 1995, the Company moved its corporate headquarters to Quebec and formed its subsidiary, 3143619 Canada Inc. (known and doing business, and hereinafter referred to, as "Tirex Canada R&D Inc."). The Company began taking orders on the TCS-1 System in October of 1995 and, to date, has received refundable deposits of $25,000 each on five Systems. Part of one of the five Systems on which the Company has taken deposits has been delivered and paid for with the balance of such System to be delivered when completed(4). The Company has located and entered into written and oral agreements with various engineering and manufacturing subcontractors and component suppliers, which Management believes will

----------
(1) For a discussion of the merger with Stopwatch, the healthcare business which was intended, but was never commenced, by Stopwatch, and the reasons for the termination of the Stopwatch business plan, reference is made to
      Item 1 of Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1988, its transition report on Form 10-K for the transition period ended June 30, 1989, and its annual report on Form 10-KSB for the fiscal year ended June 30, 1995.

(2) Unless context necessarily requires otherwise, references hereinafter to the "Company" refer to The Tirex Corporation and its subsidiary, Canadian Corporation 3143619 (known and doing business as "Tirex Canada R&D Inc."), collectively.

(3) For discussions in detail of the Company's acquisition of the Tirex Technology and the associated corporate and management changes which took place between the autumn of 1992 and January of 1995, reference is made to the discussions thereof included in Item I of the Company's annual reports of Forms 10-KSB for the fiscal years ended June 30, 1995 and June 30, 1996.

(4) Construction of this System began in February of 1997 and it was anticipated that delivery would occur on or before September 15, 1997. However, completion of the System was, and remains, subject to delay because of the limited funds available for such purpose. The Company was able to complete and deliver the fully automated front-end sidewall cutter and debeader module of this System by January of 1998, when it was accepted and paid for by the purchaser. The parties rescheduled a new delivery date for the balance of the System, which occurred in May of 1998.

supply it with sufficient production capacity to meet all current and projected orders, on a timely basis, commencing upon satisfactory completion of testing operations of the initial TCS-1 System.

Recent Financing Activities

The Type A Private Placement

      Between November 5, 1997 and May 11, 1998, the Company offered to sell (the "Type A Private Placement") through H.J. Meyers & Co., Inc., as placement agent (the "Placement Agent"), 28 Units, (the "Type A Units") at a price of $25,000 per Unit, each Type A Unit consisting of one 10% Convertible
Subordinated Debenture in the principal amount of $25,000 (the "Type A Debentures") and 100,000 warrants (the "Type A Warrants") to purchase a like number of shares of the Common Stock of the Company (the "Type A Warrant Shares"). The Type A Private Placement was terminated by the Company and the Placement Agent on May 11, 1998 upon the sale on April 9, 1998 of twenty Type A Units to two purchasers, yielding gross proceeds of $500,000 and net proceeds of $433,500 after payment of the Placement Agent's $10% commission, 3% nonaccountable expense allowance, and an escrow agent's fee of $1,500. The Type A Private Placement was effected in reliance upon the availability of an exemption from the registration provisions of the Securities Act by virtue of compliance with the provisions of Section 4(2) of the Securities Act and Rule 506 of Regulation D thereof ("Rule 506"). The Type A Units were offered and sold to a limited number of sophisticated investors who understood and are economically capable of accepting the risks associated with a speculative investment, including the complete loss of such investment, and who are "Accredited Investors" within the meaning prescribed by Regulation D and Rule 501 of the Securities Act.

      The 2,000,000 outstanding Type A Warrants are exercisable at a price of $.001 per share, commencing on the day following the effective date (the "Effective Date") of the Company's registration statement on Form SB-2 (the "Registration Statement") which was initially filed with the Securities and Exchange Commission on May 21, 1998. The Company is working diligently towards having the Registration Statement declared effective but cannot say with any certainty when such will occur. The Type A Debentures are convertible commencing on the day following the Effective Date of the Registration Statement at a conversion ratio of 75% of market price. The Debentures are redeemable at any time after issuance at 125% of face value.

      The Company's sale of the 2,000,000 Type A Warrant Shares pursuant to the exercise of the Type A Warrants and the Company's issuance of shares of its Common Stock pursuant to the conversion of the Type A Debentures (the "Type A Debenture Shares"), are being registered by way of inclusion in the Registration Statement. The Type A Warrant Shares and the Type A Debenture Shares, to the extent that they are acquired from the Company, may be offered and resold by the holders thereof, from time to time, as market conditions permit in transactions in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

The Type B Private Placement

      On January 7, 1998, The Company issued a total of 3,305,000 shares of its common stock to thirty-six persons, none of whom had any affiliation with the Company. These issuances were made pursuant to the terms of a merger agreement by and among the Company, the Company's wholly-owned subsidiary Tirex Acquisition Corp. ("TAC"), and RPM Incorporated ("RPM") respecting the merger of RPM with and into TAC (the "RPM Merger").

      The RPM Merger Agreement was effective on January 7, 1998, concurrent with the initial closing of a private placement of its securities which had been made by RPM (the "RPM Private Placement") in which RPM offered to sell units of its securities (the "RPM Units"), each such Unit consisting of one 10% Convertible Subordinated Debenture in the principal amount of $10,000 (the "RPM Debentures") and 10,000 shares of the Common Stock of RPM. Such initial closing took place upon the sale of 30.5 RPM Units. The RPM Private Placement was continued by the Company after the Merger as the "Type B Private Placement", described below. In effectuation of the RPM Merger, the Company:

      (i) exchanged one share of its common stock ("Merger Shares") for every issued and outstanding share of RPM common stock (which included 305,000 shares sold in the RPM Private Placement and 3,000,000 shares which had been issued and outstanding prior to the commencement of the RPM Merger); and

      (ii) assumed RPM's liabilities and obligations under 30.5 RPM Debentures in the aggregate principal amount of $305,000 which RPM had theretofore sold in the RPM Private Placement;

      All of the net proceeds from the RPM Private Placement ($276,085) remained in RPM when it was merged into TAC, which was the surviving entity.

      From the date of the RPM Merger until May 11, 1998, the Company continued the RPM Private Placement through the Placement Agent as the "Type B Private Placement, offering the balance of the securities which had originally been offered by RPM, with the exchange of RPM Common Stock for Company common stock and the Company's assumption of the RPM debentures being deemed to have occurred concurrently with the RPM Merger. Units sold by the Company in the Type B Private Placement (the "Type B Units") were identical to the RPM Units except that the Type B Debentures were issued directly by the Company and the 10,000 share component of the Unit consisted of shares of the Company's common stock. Pursuant thereto, between January 23, 1998 and May 11, 1998, the Company sold 23 Type B Units, consisting in the aggregate of 230,000 shares of its common stock and twenty-three 10% convertible Debentures, each in the principal amount of $10,000, to 21 private investors, who had no affiliation with the Company.

      All of the Type B Debentures and the RPM Debentures, which had been assumed by the Company (referred to collectively, hereinafter as the "Type B Debentures"), were amended prior to the filing of the Registration Statement to provide for: (i) the registration of the shares (the "Type B Conversion Shares") issuable upon the conversion of the Debentures; (ii) the termination of the holder's right to convert the Type B Debentures, effective the day immediately prior to the filing of the Registration Statement, and the commencement of a new conversion period as of the date following the effective date of the said Registration Statement; and (iii) restrictions on the transfer of the Type B Conversion Shares until the first to occur of: (a) six months from the effective date of the Registration Statement, or (b) one year from the date of the issuance of the Debenture. The Type B Debentures are convertible at a ratio of one share for every $0.20 of the principal amount of the Debenture plus interest earned thereon from the date of issuance. The Type B Debentures are redeemable at face value plus all earned interest from the date of issuance on the first to occur of: (i) two years from the issue date or (ii) the completion and closing of a public offering of its securities by the Company.

      Issuances of shares of the Company's common stock pursuant to the conversion of the Type B Debentures and the RPM Debentures, which were assumed by the Company in the Merger, are being registered by way of inclusion in the Registration Statement.

Merger with RPM Incorporated

      3,000,000 shares (the "Pre-Placement RPM Shares") of the 3,305,000 shares of RPM Common Stock for which the Company issued Merger Shares, constituted all of the shares of RPM Common Stock which were issued and outstanding prior to the commencement of RPM Private Placement. These shares were exchanged for 3,000,000 Merger Shares in consideration of RPM's waiver of certain consulting fees in the amount of $4,000 per month, accrued prior and subsequent to the Merger pursuant to the terms of a certain five-year consulting agreement, dated June 9, 1997, among RPM, the Company, and two individuals who were, prior to the Merger, RPM's principal shareholders, officers, and directors. None of the RPM Shareholders had any affiliation of any kind with the Company prior to or after the Merger (except insofar as they have become shareholders of the Company as a result of the said Merger). Based upon information provided by the recipients (the RPM Shareholders") of the above described 3,305,000 shares of Common Stock and advice from the principals of RPM and the opinion of RPM's counsel, all 3,000,000 of the Pre-Placement RPM Shares were acquired by the RPM Shareholders prior to March 31, 1997; all of the RPM Shareholders are "accredited investors" as that term is defined in Rule 501(a) of the Securities Act; all 3,305,000 of the shares of RPM common stock (including the Pre-Placement RPM Shares as well as the RPM Shares sold in the RPM Private Placement) which were exchanged for Merger Shares were acquired in transactions which were exempt from the registration requirements of Section 5 of the Securities Act available under Rule 506 of Regulation D thereof, which would not be integrated, as such term is defined in Section 502(a) of Regulation D under the Securities Act, with the distribution of the Merger Shares to the RPM Shareholders, so as to render unavailable, for such distribution, the exemption from the registration provisions of the Securities Act under Rule 506 of Regulation D.

      Sales made in the RPM Private Placement and the Type B Private Placement and the exchange of shares in the Merger were effected in compliance with Rule 506 to a limited number of sophisticated investors who understood and were economically capable of accepting the risks associated with a speculative investment, including the complete loss of such investment, and who were "Accredited Investors" within the meaning prescribed by Regulation D and Rule 501 of the Securities Act.

The Type C Private Placement

      On May 11, 1998, the Company completed a private placement (the "Type C Private Placement") made directly by the Company, with all offers and sales made by officers of the Company, of a total of 11,710,000 shares of the Company's Common Stock (the "Type C Shares") at a price of $.10 per share, yielding proceeds of $1,171,000, without deducting nominal incidental expenses incurred in connection with the offering. As was the case with the Type A and Type B Private Placements, the Type C Private Placement was effected in compliance with Rule 506 and the Type C Shares were offered and sold only to a limited number of sophisticated investors who understood and were economically capable of accepting the risks associated with a speculative investment, including the complete loss of such investment, and who were "Accredited Investors" within the meaning prescribed by Regulation D and Rule 501 of the Securities Act.

      The 11,710,000 Type C Shares which were sold are being registered for re-sale to the public by the holders thereof by way of their inclusion in the Registration Statement.

      For a discussion of the possible dilutive effects, which may result from the above described financing activities and other existing factors, reference is made to Risk Factor No. 6 "Dilutive and Other Adverse Effects of Debentures and Warrants and Presently Outstanding Options", below.

      The Company's principal executive offices are located at 740 St. Maurice, Suite 201, Montreal, Quebec H3C 1L5. Its telephone number is (514) 878-0727.

                                  RISK FACTORS

      Prospective investors should carefully consider all of the information contained in this Prospectus before deciding whether to purchase Shares and, in particular, the factors set forth below. Information contained in this Prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology or by discussions of strategy. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following Risk Factors include, among other things, cautionary statements with respect to certain forward-looking statements, including statements of certain risks and uncertainties that could cause actual results to vary materially from the future results referred to in such forward-looking statements.

      As a new enterprise, the Company is likely to remain subject to risks and occurrences which management is unable to predict with any degree of certainty, and for which it is unable to fully prepare. While the Company expects its revenues to increase as manufacturing operations respecting the TCS-1 develop, new products are introduced, and maintenance and rubber brokerage services are initiated significant additional expenses will be incurred in developing and marketing its products and in providing its contract services. Growth in the Company's business could be expected to be accompanied by strains on the Company's administrative, financial and operating resources. The Company's ability to manage growth effectively will require it to continue to expand and improve its operational, financial, and management controls, and to train, motivate and manage its employees. In any event, there is no assurance that the Company will achieve revenue growth sufficient to offset anticipated increases in costs, nor is there any assurance that the Company will be successful in overcoming problems associated with unforeseen costs and competition, technical problems associated with new products and technology, and other risks which all business ventures face and which could be especially acute for a relatively new company attempting to establish and expand its business in a highly competitive industry characterized by rapid technological and market development and change. For all of the foregoing reasons, as well as the specified Risk Factors described below, any purchase of the Shares should be considered a speculative investment involving a significant risk of loss.

      1. Development Stage Company; No Assurance as to Future Profitable Operations. There is no assurance that the Company will generate net income or successfully expand its operations in the future. Because it is in the development stage and has had no significant operations to date, the Company cannot predict with any certainty the future success or failure of its operations. Its proposed operations are subject to all of the risks inherent in the establishment of a new business enterprise, including the absence of any significant operating history. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business and the competitive environment in which the Company will operate. The Company has had no significant operating revenues to date and there can be no assurance of future revenues. There is limited evidence at this time upon which to base an assumption that the Company's proposed business will prove successful or that its proposed TCS- 1 System will be successfully developed, manufactured, and marketed. As a consequence, there is no assurance that the Company will be able to operate profitably in the future. Additionally, the Company has a very limited business history which investors can analyze to aid them in making an informed judgment as to the merits of an investment in the Company. Any investment in the Company should therefore be considered a high risk investment because investors will be placing their funds at risk in an unseasoned start-up company.

      2. Need For Substantial Additional Capital. The Company recently completed and closed certain financing activities which yielded aggregate net proceeds to the Company in the amount of $2,063,795 (see Risk Factor No. 5 "Dilutive and Other Adverse Effects of Debentures and Warrants and Presently Outstanding Options"). Such proceeds (together with Canadian and Quebec government and governmental agency grants and loans, in various forms) have provided the Company with what management believes will be adequate funding to accomplish the following: (i) complete and cover all of the Company's costs related to, the first production Model of the TCS-1 System (the "Production Model"); (ii) renovate the Company's new manufacturing and assembly facility to bring it into full compliance with all applicable provincial and municipal regulations; and
(iii) cover the Company's overhead costs and expenses through the end of October 1998. It should be noted however that the period of time for which these funds will be available to cover normal overhead costs could be significantly reduced if the Company is required to make substantial, presently unanticipated expenditures to correct any flaws or defects in the design or construction of the Production Model which may become apparent during the test phase which commenced in June 1998 and is expected to be completed in or about October 1998.

      The Company continues to require substantial additional capital to commence manufacturing and marketing operations. The Company's future capital requirements will depend upon numerous factors, including the amount of revenues generated from operations (if any), the cost of the Company's sales and marketing activities and the progress of the Company's research and development activities, none of which can be predicted with certainty. The Company anticipates that only limited revenues from operations will be available to fund its operations without substantial additional capital. Further, although the Company has signed a Letter of Intent with a broker-dealer registered with the National Association of Securities Dealers, Inc., for the underwriting of a proposed public offering (the "Proposed Public Offering") of the Company's Common Stock in an amount of not less than $8,000,000, there can be no assurance that such public offering will in fact be effected and, if effected, will be successfully completed or, even if it is completed, that the Company will receive adequate financing from the Proposed Public Offering. See Risk Factor No. 6 "Proposed Public Offering; Reverse Split." The Company does not currently have in place, other current options to fund its continued existence. In the event that the Proposed Public Offering does not occur or does not occur within a reasonable time, the Company could be required to reduce or suspend its operations, seek an acquisition partner or sell securities on terms that may be highly dilutive or otherwise disadvantageous to investors purchasing any of the securities offered under this Prospectus. The Company has experienced in the past, and may continue to experience, operational difficulties and delays in its product development due to working capital constraints. Any such difficulties or delays could have a material adverse effect on the Company's business, financial condition and results of operations. Moreover, if the Proposed Public Offering does not occur on a timely basis, the Company may be unable to fund its business plan and may be forced to cease to operate. In such event, purchasers of any of the securities being registered hereby may lose their entire investment.

      3. Going Concern Assumption. The Company's independent auditors' report on the Company's financial statements for the years ended June 30, 1996 and 1997, contains an explanatory paragraph indicating that: (i) the Company is still in the development stage; (ii) it cannot be determined at this time that the Company's tire disintegration technology will be developed to a productive stage; and (iii) the Company's uncertainty as to its productivity and its ability to raise sufficient capital raise substantial doubt about its ability to continue as a going concern. In addition, the Company had an accumulated deficit of $4,963,490 as at March 31, 1998. The Company may require substantial additional funds in the future, and there can be no assurance that any independent auditors' report on the Company's future financial statements will not include a similar explanatory paragraph if the Company is unable to raise sufficient funds or generate sufficient cash from operations to cover the cost of its operations. The existence of the explanatory paragraph may materially adversely affect the Company's relationship with prospective customers and suppliers, and therefore could have a material adverse effect on the Company's business, financial condition and results of operations.

      4. No Guarantee of Product Acceptance in Market. The first production model of the TCS-1 System has recently been completed and is currently undergoing thorough test procedures. There is no history of commercial operations of the TCS-1 System. There can be no assurance that the TCS-1 System will be accepted in the market for tire disintegration equipment. Moreover, the Company has not conducted market research that focuses on the potential demand for the TCS-1 System to the exclusion of other types of tire disintegration equipment. Therefore, the Company is not able to estimate with any assurance the potential demand for the TCS-1 System, if any. There can be no assurance that sufficient market penetration can be achieved so that projected production levels of the TCS-1 System will be absorbed by the market.

      5. Dilutive and Other Adverse Effects of Debentures and Warrants and Presently Outstanding Options. The securities which were sold by the Company in two of the three Private Placements (respectively, the "Type A Private Placement" and the "Type B Private Placement"), which it recently completed and closed consisted of the following:

      (a) Twenty "Type A Units", each consisting of 100,000 common stock purchase warrants (the "Type A Warrants") to purchase a like number of shares of the Company's Common Stock and one 10% convertible, subordinated debenture in the principal amount of $25,000 (the "Type A Debentures"). Commencing the day following the effective date (the "Effective Date") of the Company's Registration Statement on Form SB-2 which was filed with the Securities Exchange Commission on May 21, 1998, the Type A Debentures will be convertible into shares of the Company's Common Stock at a conversion ratio equal to 75% of the average of the closing bid prices of the Common Stock, as quoted in the OTC Electronic Bulletin Board of the NASD, during the five-day period preceding the Company's receipt of a notice of conversion from a Debenture holder. Also commencing as at the Effective Date, the Type B Warrants will be exercisable for an aggregate of 2,000,000 shares of Common Stock at an exercise price of $.001 per share.

      (b) 53.5 "Type B Units", each consisting of 10,000 shares of the Company's Common Stock and one 10% convertible, subordinated debenture in the principal amount of $10,000 (the "Type B Debenture"). Commencing the day following the Effective Date, the Type B Debentures will be convertible into shares of the

            Company's Common Stock at a conversion ratio of one share for every $.20 of principal amount and interest earned thereon from the date of issuance.

      In addition, there are currently outstanding additional options and warrants pursuant to which the Company is obligated to sell Common Stock, as follows:

      (a) an option to purchase 235,294, held by an unaffiliated consultant, exercisable at a price of $.17 per share;

      (b) (i) options to purchase an aggregate of 213,786, shares, held by two unaffiliated consultants at an exercise price of $.187 per share (expire on October 4, 1998); (ii) options to purchase an aggregate of 250,000 shares to the same two unaffiliated individuals, and by the spouse of a director of the Company, at an exercise price of $.125 per share (expire on December 31, 1998); and (iii) options to purchase 250,000 shares to the foregoing three individuals at an exercise price of $.1875 per share (expire on March 31, 1999);

      (c) an option, held by one outside director of the Company, to purchase 20,000 shares of convertible preferred stock at a price of $10 per share (the "Preferred Option"). If purchased, such preferred stock will be convertible into shares of the Company's Common Stock at a conversion ratio equal to the number of shares of common stock purchasable for the purchase price of each preferred share ($10) at 30% of the market price of the Common Stock at the time of conversion. It is impossible for the Company to predict whether the purchase of the preferred shares will occur or, if it does occur, what the conversion ratio will be when such preferred shares are converted to Common Stock. Exercise of the Preferred Option would require a $200,000 investment on the part of the holder thereof. To date, the Preferred Option has not been exercised for any part of the preferred shares purchasable thereunder and the Company is unable to state whether such option shall ever be exercised; and

      (d) an option granted to CG Tire, Inc. to purchase a number of shares equal, on a fully diluted basis, to 10% of the total issued and outstanding Common Stock of the Company, at an exercise price equal to fifty percent (50%) of the average of the final bid and ask prices of the common stock of the Corporation, as quoted in the OTC Bulletin Board during the ten business days preceding the exercise date.

      The Company is unable to determine with certainty, as at the date hereof, the number of shares, if any, which will actually be issued pursuant to the exercise of any of the foregoing options or warrants or the conversion of any of the debentures because of several factors, including but not necessarily limited to the following: (i) none of the holders of such securities have advised the Company, and the Company is unable to predict, whether, and to what extent, such persons will choose to exercise their options or warrants or convert their debentures to Common Stock instead of redeeming them for cash, and (ii) with respect to some of the options and debentures, the exercise price or conversion ratio, and therefore the number of shares issuable, is dependent upon the market price of the Common Stock at and around the time of exercise or conversion.

      Whether or not any of the above described securities are registered, the holders of the convertible Debentures, the Warrants, and the outstanding options would have an opportunity to profit from a rise in the market price of the Common Stock, if such rise should occur, with a resulting dilution in the interests of the other shareholders.

      The Company has had no significant operating revenues to date. Additionally, most of its cash assets are needed and are being utilized to cover the expenses associated with the development of the TCS-1 System. Given the foregoing, the Company periodically pays certain of its financial obligations by issuing restricted shares of its common stock in lieu of cash, at a discount, in recognition of the sale and market restrictions applicable thereto. Such issuances result in dilution to the Company's existing shareholders.

      6. Proposed Public Offering: Reverse Split. The proposed terms for the proposed public offering require that not more than 10,000,000 shares of the Company's Common Stock be issued and outstanding prior to the commencement of the public offering. There are presently 74,752,557 shares of the Company's Common Stock issued and outstanding, but, while the Company considers that it would be highly unlikely, as described above, in Risk Factor No. 5. "Dilutive and Other Adverse Effects of Debentures and Warrants and Presently Outstanding Options." if all of the currently outstanding options and warrants were to be exercised and all of the currently outstanding debentures were to be converted, there could be significantly more shares of the Company's Common Stock issued and outstanding prior to the Proposed Public Offering. While the number of shares, which the proposed underwriter will allow to be outstanding prior to the Proposed Public Offering may be adjusted to reflect a change in the development and consequent valuation of the Company, persons who purchase any of the securities being registered hereby prior to the effectuation of such reverse split should note that, if the Proposed Public Offering is effected, the number of such securities may be substantially reduced by the requirement that there be not more than 10,000,000 shares of the Company's Common Stock issued and outstanding prior to such offering. This would require a reverse split of all of the Company's issued and outstanding shares (see "Risk Factor No. 5, Dilutive and Other Adverse Effects of Debentures and Warrants and Presently Outstanding Options).

      Independent of the proposed public offering, the Company believes a reverse stock split will benefit the Company and its shareholders and as such, whether or not in connection with the proposed public offering, the Company intends to effect a reverse stock split in the near future. The Company believes that a decrease in the number of shares of common stock outstanding without any material alteration of the proportionate economic interest in the Company represented by individual shareholdings may increase the price of such shares to a price more appropriate for an exchange listed or NASDAQ listed security, although no assurance can be given that the market price of the common stock will rise in proportion to the reduction in the number of outstanding shares resulting from any reverse split or that the Company will in fact achieve an exchange or NASDAQ listing at any time following such reverse split. The Company also believes a reverse split and the expected market price increase resulting therefrom, may increase the marketability of the Company's common stock given the reluctance of many brokerage firms and institutional investors to recommend lower priced stocks to their clients or to hold them in their own portfolios although no assurance can be given that this would prove to be the case.

      7. Dependence on Major Customer. To date the Company has received orders for eleven TCS-1 Systems, eight of which were ordered by Ocean/Ventures III, Inc.("O/V III") of Toms River, New Jersey ("O/V III") and one of which was ordered by Oceans Tire Recycling & Processing Co., Inc. ("OTRP"). O/V III and OTRP are New Jersey corporations affiliated with each other through common control. The loss of either or both of these two customers would have an adverse effect on the Company.

      8. Uncertainty of Product and Technology Development: Technological Factors. The Company has completed development and construction, of the first production model of the TCS- 1 System. The Company's success will depend upon the TCS-1 System's meeting targeted performance and cost objectives and its timely introduction into the marketplace. Such an outcome will be subject to all of the risks inherent in the development of a new product, technology, and, business, including unanticipated delays, expenses, and difficulties, as well as the possible insufficiency of funding to complete development (see Risk Factor No. 2 "Need for Substantial Additional Capital", above). There can be no assurance that under commercial usage conditions, the TCS-1 System will satisfactorily perform the functions for which it has been designed and constructed, that it will meet applicable price or performance objectives, or that unanticipated technical or other problems will not occur which would result in increased costs or material delays in establishing the Company's business at a profitable level. There can be no assurance that, despite testing by the Company, problems will not be encountered in the TCS-1 System after the commencement of commercial manufacture and sales, resulting in loss or delay in market acceptance.

      9. Protection of Tirex Proprietary Technology and Potential Infringement. The success of the Company's proposed business depends in part upon its ability to protect its proprietary technology and the proposed TCS-1 System which will utilize such technology. On December 18, 1996, the Company filed patent applications with the United States Patent and Trademark Office in the United States and with the proper authorities in Canada. On April 7, 1998, the patent was issued by the U. S. Patent Office. The patent covers the Company's disintegration technology. The Company expects the Canadian patent on the Company's disintegration technology to be issued in the near future although it cannot say with certainty when this may occur. Prior to obtaining its patent, the Company relied on trade secrets, proprietary know-how and technological innovation to develop its technology and the designs and specifications for the TCS-1 System. Except where the terms of their employment agreements would make it redundant or, in the sole discretion of management, it is determined that because of the nontechnical nature of their duties, such agreements are not necessary or appropriate, the Company has, and will continue to, enter into confidentiality and invention assignment agreements with all employees and consultants which limit access to, and disclosure or use of, the Company's proprietary technology. There can be no assurance, however, that the steps taken by the Company to deter misappropriation or third party development of its technology and/or processes will be adequate, that others will not independently develop similar technology and/or processes or that secrecy will not be breached. In addition, although the Company believes that its technology has been independently developed and does not infringe on the proprietary rights of others, there can be no assurance that the Company's technology does not and will not so infringe or that third parties will not assert infringement claims against the Company in the future. Moreover, there can be no assurance that the Company will have the resources to defend the patent by bringing patent infringement or other proprietary rights actions.

      10. Limited Public Market: Company Not Eligible for Inclusion on NASDAQ. To date there has been only a limited and sporadic public market for the Company's Common Stock. There can be no assurance that an active and reliable public market will develop or, if developed, that such market will be sustained. Purchasers of the securities offered hereby may, therefore, have difficulty in selling the shares of Common Stock issuable upon the conversion of the Debentures or the exercise of the Warrants. As a result, investors may find it impossible to liquidate their investment in the Company should they desire to do so. The Company's Common stock is currently traded in the over-the-counter market and quoted on the OTC Bulletin Board. The Company intends to apply to have its Common Stock approved for quotation on the Nasdaq SmallCap Market at such time as it meets the requirements for inclusion. As at the date hereof, however, the Company is not eligible for inclusion in NASDAQ or for listing on any national stock exchange. All companies applying and authorized for NASDAQ are required to have not less than $4,000,000 in net tangible assets, a public float(5) with a market value of not less than five million dollars, and a minimum bid of price of $4.00 per share. At the present time, the Company is unable to state when, if ever, it will meet the Nasdaq application standards. Unless the Company is able to increase its net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, it will never be able to meet the eligibility requirements of NASDAQ. In addition, it is likely that the Company, which presently has 74,752,557 shares of Common Stock issued and outstanding, will have to effect a reverse split of its issued and outstanding stock, in order to meet the minimum bid price requirement (see, also, "Risk Factor No. 5 Dilutive and Other Adverse Effects of Debentures and Warrants and Presently Outstanding Option). Moreover, even if the Company meets the minimum requirements to apply for inclusion in The Nasdaq SmallCap Market, there can be no assurance, that approval will be received or, if received, that the Company will meet the requirements for continued listing on the SmallCap Market. Further, Nasdaq reserves the right to withdraw or terminate a listing on the Nasdaq SmallCap Market at any time and for any reason in its discretion. If the Company is unable to obtain or to maintain a listing on the Nasdaq SmallCap Market, quotations, if any, for "bid" and "asked" prices of the Common Stock would be available only on the OTC Bulletin Board where the Common Stock is currently quoted or in the "pink sheets" published by the National Quotation Bureau, Inc. This can result in an investor's finding it more difficult to dispose of or to obtain accurate quotations of prices for the Common Stock than would be the case if the Common Stock were quoted on the Nasdaq SmallCap Market. Irrespective of whether or not the Common Stock is included in the Nasdaq system, there is no assurance that the public market for the Common Stock will become more active or liquid in the future. In order to qualify for listing on a national stock exchange, similar minimum criteria respecting, among other things, the Company's net worth and/or income from operation must be met.

      Accordingly, market transactions in the Company's common stock are subject to the "Penny Stock Rules" of the Securities and Exchange Act of 1934, which are discussed in more detail, below, under "Risk Factor No. 11. Applicability of Penny Stock Rules to Broker-Dealer Sales of Company Common Stock". These rules could make it difficult to trade the Common Stock of the Company because compliance with them can delay and/or preclude certain trading

----------
(5) "Public float" is defined as shares that are not held directly or indirectly by any officer or director of the issuer and by any other person who is the beneficial owner of more than 10 percent of the total shares outstanding.

transactions. This could have an adverse effect on the ability of an investor to sell any shares of the Company's Common Stock being purchased hereunder.

      11. Applicability of "Penny Stock Rules" to Broker-Dealer Sales of Company Common Stock. As discussed above, at the present time, the Company's Common Stock is not listed on The Nasdaq Stock Market or on any Stock Exchange.
Although  dealer  prices for the  Company's  Common  Stock are listed on the OTC
Bulletin Board, trading has been sporadic and limited since such quotations first appeared on April 4, 1994.

      The Securities Enforcement and Penny Stock Reform Act of 1990 requires special disclosure relating to the market for penny stocks in connection with trades in any stock defined as a "penny stock". Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share and is not listed on The Nasdaq Stock Market or a major stock exchange. These regulations subject all broker-dealer transactions involving such securities to the special "Penny Stock Rules" set forth in Rule 15g-9 of the Securities Exchange Act of 1934 (the "34 Act"). It may be necessary for purchasers of Common Stock hereunder to utilize the services of broker-dealers who are members of the NASD. The current market price of the Company's Common Stock is substantially less than $5. per share and such stock can, for at least for the foreseeable future, be expected to continue to trade in the over-the-counter market at a per share market price of less than $5. Accordingly, any broker-dealer sales of the shares being registered hereunder, as well as any subsequent market transactions in the Company's Common Stock, will be subject to the Penny Stock Rules. These Rules affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers hereunder to sell their shares in the secondary market, if a stable market should ever develop.

      The Penny Stock Rules also impose special sales practice requirements on broker-dealers who sell such securities to persons other than their established customers or "Accredited Investors." Among other things, the Penny Stock Rules require that a broker-dealer make a special suitability determination respecting the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. In addition, the Penny Stock Rules require that a broker-dealer deliver, prior to any transaction, a disclosure schedule prepared in accordance with the requirements of the Commission relating to the penny stock market. Disclosure also has to be made about commissions payable to both the broker-dealer and the registered representative and the current quotations for the securities. Finally, monthly statements have to be sent to any holder of such penny stocks disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.
Accordingly, for so long as the Penny Stock Rules are applicable to the Company's Common Stock, it may be difficult to trade such stock because compliance with such Rules can delay and/or preclude certain trading transactions. This could have an adverse effect on the liquidity and/or price of the Company's Common Stock.

      12. Experience of Management. Although Management has general business and engineering experience, potential investors should be aware that no member of management has been directly involved in administering a tire disintegration, recycling, or tire disintegration equipment manufacturing, business, except for Louis Sanzaro, who has more than twenty years of experience in the recycling business (excluding tires).

      13. Dependence on Key Personnel. The Company believes that its success depends to a significant extent on the efforts and abilities of certain of its senior management, in particular those of Terence C. Byrne, President and Chief Executive Officer; and Louis V. Muro, Vice President in charge of Engineering. The loss of Mr. Byrne, or Mr. Muro could have a material adverse affect on the Company's business, prospects, operating results, and financial condition. The Company does not presently have key man life insurance policies, but intends to try to obtain such coverage in the amount of $1,000,000 for Mr. Byrne and $500,000 for Mr. Muro. There can be no assurance that such policies will be available to the Company on commercially reasonable terms, if at all. Additional, the ability of the Company to realize its business plan could be jeopardized if any of its senior management becomes incapable of fulfilling his obligations to the Company and a capable successor is not found on a timely basis. There can however be no assurance that, in such event, the Company will be able to locate and retain a capable successor to any member of its senior management.

      14. Regulatory and Environmental Considerations. The Company does not expect that its equipment manufacturing operations will be subject to any unusual or burdensome governmental regulations. However, test operations of the TCS-1 and the Company's continuing research and development activities, may require to varying degrees and for varying periods of time, the storage or "stockpiling" of scrap tires which, with their size, volume and composition, can pose a particularly serious environmental problem. Among the numerous problems relating to stockpiling scrap tires, is the fact that when stockpiled above ground, tires create serious fire, public health, and environmental hazards ranging from fires, which generate large and dense clouds of black smoke and are extremely difficult to extinguish, to the creation of vast breeding grounds for mosquitoes and vermin. As a result, many states have either passed or have pending legislation regarding discarded tires including legislation limiting the storage of used tires to specifically designated areas. For reasons including, but not limited to the problems described above, the Company and the purchasers of its TCS-1 Systems will be subject to various local, state, and federal laws and regulations including, without limitation, regulations promulgated by federal and state environmental, health, and labor agencies. Compliance with applicable environmental and other laws and regulations governing the business of the Company may impose a financial burden upon the Company that could adversely affect its business, financial condition, prospects, and results of operations. Likewise, the burden of compliance with laws and regulations governing the installation and/or operation of TCS-1 Systems could discourage potential customers from purchasing a TCS-1 System which would adversely affect the Company's business, prospects, results, and financial condition. Actions by federal, state, and local governments concerning environmental or other matters could result in regulations that could increase the cost of producing the recyclable rubber, steel, and fiber which are the by-products from the operation of the TCS-1 System and make such by-products less profitable or even impossible to sell at an economically feasible price level.

      The Company believes that it will be able to operate in compliance with such regulations. In this regard, it has retained environmental attorneys in Montreal to advise it with respect to compliance with local environmental regulations. It has also engaged a consultant to advise purchasers of its TCS-1 Systems with respect to compliance with local environmental regulations applicable to the installation and operation of the TCS-1 System. To date, the Company has not had to make significant capital expenditures relating to environmental compliance. However, the storing and processing of tires which are required for testing of the first TCS-1 System at the Company's assembly facility in Montreal will be subject to certain fire safety building code standards. The Company expects to spend not more than $100,000 to bring the facility into compliance with such standards. Moreover, the Company believes that the inception of equipment manufacturing operations, together with continually changing compliance standards and technology, may affect the Company's future capital expenditure requirements relating to environmental compliance. Since all government regulations are subject to change and to interpretation by local administrations, the effect of government regulation could conceivably prevent, or delay for a considerable period of time, the development of the Company's business as planned and/or impose costly requirements on the Company or on its TCS-1 System customers, which could result in the Company's or its TCS-1 customers' businesses being less profitable, or unprofitable, to operate.

      15. Production and Supply. The Company intends to begin manufacturing the TCS-1 System on a commercial basis within the current fiscal year. The Company will be dependent on arrangements with its subcontractors for the manufacture and assembly of the principal components incorporated into the TCS-1 System. It will therefore be substantially dependent on the ability of such subcontractors to satisfy performance and quality specifications and to dedicate sufficient production capacity for all TCS-1 System scheduled delivery dates. The Company believes that all of its subcontractors have the requisite manufacturing capabilities and the willingness to dedicate sufficient amounts of their manufacturing capacity to allow the Company to meet all TCS-1 System delivery dates, currently scheduled or expected to be scheduled within the next two years. However, no assurance can be given that this will in fact be the case and failure on the part of the Company's subcontractors in these regards would adversely affect the Company's ability to manufacture and deliver TCS-1 Systems on a timely and competitive basis. In such event the Company would have to replace or supplement its present subcontractors. There can be no assurance that should it be necessary to do so, the Company would be able to find capable replacements for its subcontractors on a timely basis and on terms beneficial to the Company, if at all; The Company's inability to do so would have a material adverse effect on its business.

      Components of the TCS-1 Systems, which are not manufactured by the Company's subcontractors specifically for the TCS-1 System, will be purchased, either directly by the Company or indirectly through its subcontractors from third-party manufacturers. The Company believes that numerous alternative sources of supply for all such components are readily available.

      16. Technological Changes. To date, the market for tire disintegration equipment has not, to the best of management's knowledge, been characterized by rapid changes in technology. However, there can be no assurance that new products or technologies, presently unknown to the Company, will not, at any time in the future and without warning, render the Company's tire disintegration technology less competitive or even obsolete. Moreover, the technology upon which the Company's tire disintegration system is based, could be susceptible to being analyzed and reconstructed by an existing or potential competitor. On April 7, 1998 a patent was issued on the Company's tire disintegration technology by the U.S. Patent Office. Even though the Company has been granted a patent, the Company may not have the financial resources to successfully defend such patent by bringing patent infringement suits against parties that have substantially greater resources than are available to the Company. The Company mustcontinue to create innovative new products reflecting technological changes in design, engineering, and development, not only of new tire disintegration machinery, but of products, and machinery capable of producing products, which incorporate and recycle the rubber, steel, and/or fiber by-products which will be produced by the operation of the TCS-1 System. Failure to do so, could prevent to Company from gaining and maintaining a significant market for its products. This may require a continuing high level of product development, innovation, and expenditures. To the extent that the Company does not respond adequately to such technological advances, its products may become obsolete and its growth and profitability may be adversely affected.

      17. Competition. Although management believes that the Tirex Technology has distinct advantages over other existing tire disintegration methods, the Company will face competition from other equipment manufacturers, virtually all of whom will be larger than the Company, and will have substantially more assets and resources than the Company has. Management intends to meet such competition by developing technological innovations which will make the TCS-1 System more economical and efficient than other tire disintegration methods.

      18. Liability Insurance. The proposed TCS-1 System may expose the Company to possible product liability claims if, among other things, the operation of the TCS-1 System results in personal injury, death or property damage. There can be no assurance the Company will have sufficient resources to satisfy any liability resulting from such claims or will be able to cause its component suppliers or customers to indemnify or insure the Company against such claims. The Company does not presently intend to obtain product liability insurance prior to the commencement of commercial operation of the TCS-1 System. Should the Company determine that such insurance is required, there can be no assurance that affordable insurance coverage will be available in terms and scope adequate to protect the Company against material adverse effects in the event of a successful claim.

      19. No Dividends and None Anticipated. The Company has not paid any cash dividends, nor does it contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future.

      20. Authorization of Preferred Stock. The Company's Amended Certificate of Incorporation authorizes the issuance of "Class A Stock" with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to designate and issue the "Class A" stock as preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Convertible Debentures, Warrants, and Common Stock. Also, the voting power and percentage of stock ownership of the shareholders of the Company's outstanding capital stock can be substantially diluted by such preferred stock issuance. In addition, the issuance of such preferred stock may have the effect of rendering more difficult or discouraging an acquisition of the Company or changes in control of the Company. Certain provisions in the employment agreements of certain of the Company's officers could also have such effect. Moreover, the Company may adopt anti-takeover measures in the future. Such measures could include, but may not necessarily be limited to, the issuance of preferred stock with anti-takeover provisions to discourage bidders from making offers at a premium to the market price. In addition, the mere existence of an anti-takeover device could have a depressive effect on the market price of the Company's Common Stock.

                               SELLING SHAREHOLDER

      The 95,057 shares of common stock (the "Shares") being offered hereunder by the Selling Shareholder were acquired by him on or about August 12, 1998, pursuant to the terms of his employment agreement, dated as of June 22, 1998 (the "Rapfogel Employment Agreement") for services rendered to the Company subsequent to the date of the said Employment Agreement but prior to the date of issuance. The Rapfogel Employment Agreement is an individually negotiated written compensation agreement pursuant to which the Selling Shareholder rendered bona fide services not in connection with the offer or sale of securities in a capital raising transaction. Such agreement constitutes an Employee Benefit Plan, as defined in Rule 405 of the Securities Act of 1933. The Rapfogel Employment Agreement may sometimes be referred to hereinafter as the "Plan". For purposes of this Reoffer Prospectus, all of the Shares being registered hereunder are "restricted shares" insofar as they were issued under an employee benefit plan pursuant to a Securities Act exemption prior to their inclusion in a registration statement on Form S-8, of which this Reoffer Prospectus is a part.

      The table which follows identifies: (i) the Selling Shareholder ; (ii) the Plan pursuant to which the Shares being offered hereby have been acquired; (iii) the nature of all positions, offices or other material relationships which the Selling Shareholder has had with the Company within the past three years; (iv) the number of shares of common stock owned by the Selling Shareholder prior to the offering; (v) the number of shares of common stock to be offered for the account of the Selling Shareholder; (vi) the number of shares of common stock to be owned by the Selling Shareholder after the completion of the offering, and
(vii) the percentage of the Company's common stock to be owned by the Selling Shareholder after completion of the offering.

====================================================================================================================================
                                                                             Number of                   Number of       Percentage
                                                         Positions          Shares Owned    Number of  Shares Owned       of Shares
                          Compensation Agreement           With               Prior to        Shares     After the       Owned After
Selling Shareholder           (Name of Plan)              Company             Offering       Offered     Offering       the Offering
------------------------------------------------------------------------------------------------------------------------------------
Scott Rapfogel       Employment Agreement dated as of   Assistant Corporate    95,057         95,057         0               (1)
                     June 22, 1998                      and Securities
                                                        Counsel
====================================================================================================================================

(1)  Less than 1%

                              PLAN OF DISTRIBUTION

      The Selling Shareholder may sell all or part of the Shares, from time to time, in the over-the-counter market, or in such other public market for the Company's common stock as may develop, at market prices then prevailing. In connection therewith, the Selling Shareholder may utilize the services of broker-dealers, none of whom will act as underwriters with respect to sales of the Shares. The names of any such brokers-dealers, who have not yet been identified, will be set forth in a supplement to this Reoffer Prospectus, to the extent required.

                            DESCRIPTION OF SECURITIES

      The authorized capital stock of Registrant consists of one hundred twenty million shares (120,000,000), par value $.001 per share, of which one hundred fifteen million, (115,000,000) shares are designated Common Stock par value $.001 per share, and five million (5,000,000) shares are designated Class A Stock, par value $.001 per share. The Class A Stock may be issued from time to time, in one or more classes, or one or more series within any class thereof, in any manner permitted by law, as determined from time to time by Registrant's board of directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by Registrant's board of directors pursuant to authority vested in it in Registrant's Certificate of Incorporation, each class or series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number designation or title. All shares of stock in such classes or series may be issued for such consideration and have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, permitted by law, as shall be stated and expressed in the resolution or resolutions, providing for the issuance of such shares adopted by Registrant's board of directors pursuant to authority vested in Registrant's Certificate of Incorporation. The number of shares of stock of any class or series within any class, so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by Registrant's board of directors pursuant to authority vested in it in Registrant's Certificate of Incorporation.

      The Company's board of directors may determine the times when, the terms under which and the consideration for which the Company shall issue, dispose of or receive subscriptions for its shares, including treasury shares, or acquire its own shares. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable by the Company.

      The holders of shares of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefore and, upon liquidation, are entitled to share pro rata in any distribution to shareholders. Holders of the Common Stock have one non-cumulative vote for each share hold. There are no pre-emptive, conversion or redemption privileges, nor sinking fund provisions, with respect to the Common Stock.

      Stockholders are entitled to one vote of each share of Common Stock held of record on matters submitted to a vote of stockholders. The Common Stock does not have cumulative voting rights. As a result, the holders of more than 50% of the shares of Common Stock voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any person or persons to the board of directors of the Company.

                                     EXPERTS

      The financial statements and schedules of the Company and its subsidiaries included in the Company's Annual Report on Form 10-KSB, for the fiscal year ended June 30, 1997, which is incorporated herein by reference, have been examined by Nevoso, Pivirotto, Pinkham & Foster, Certified Public Accountants, LLC, and such financial statements and reports are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

      The legality of the Shares offered hereby has been passed upon for the Company by Frances Katz Levine, Esq., 621 Clove Road, Staten Island, NY 10310. Ms. Levine, serves as corporate and securities counsel to the Company. Ms. Levine is the record and beneficial owner of approximately 6.2% of the Company's issued and outstanding common stock.

                                 INDEMNIFICATION

      The Company's certificate of incorporation provides for indemnification to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("Section 145"). Pursuant thereto, the Company indemnifies its officers, directors, employees and agents to the fullest extent permitted for losses and expenses incurred by them in connection with actions in which they are involved by reason of their having been directors, officers, employees, or agents of the Company. Section 145 permits a corporation to indemnify any person who is or has been a director, officer, employee, or agent of the corporation or who is or has been serving as a director, officer, employee or agent of another corporation, organization, or enterprise at the request of the corporation, against all liability and expenses (including but not limited to attorneys' fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) incurred or paid in connection with any action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise, in which he or she may be involved by reason of the fact that he or she served or is serving in these capacities, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause o believe his or her conduct was unlawful. In the case of a claim, action, suit or proceeding made or brought by or in the right of the corporation to procure a recovery or judgment in its favor, the corporation shall not indemnify such person in respect of any claim issue or matter as to which such person has been adjudged to be liable to the corporation for negligence or misconduct int he performance of his or her duty to the corporation, except for such expenses as the Court may allow. Any such person who has been wholly successful on the merits or otherwise with respect to any such claim, action, suit or proceeding or with respect to any claim, issue or matter therein, shall be indemnified as of right against all expenses in connection therewith or resulting therefrom. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

      The Company's By-laws provide for indemnification of the Company's officers and directors against all liabilities (including reasonable costs, expenses, attorney's fees, obligations for payment in settlement and final judgment) incurred by or imposed upon them in the preparation, conduct or compromise of any actual or threatened action, suit, or proceeding, whether civil, criminal, or administrative, including any appeals therefrom and any collateral proceedings in which they shall be involved by reason of any action or omission by them in their capacity as a director or officer of the Company, or of any other corporation which they serve as a director or officer at the request of the Company, whether or not such person is a director or officer at the time such liabilities are incurred or any such action, suit, or proceeding is commenced against them. The indemnification provided by the By-laws does not extend, however, to certain situations involving misconduct, willful misfeasance, bad faith, or gross negligence.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      Except to the extent hereinabove set forth, there is no charter provision, by-law, contract, arrangement or statute pursuant to which any director or officer of registrant is indemnified in any manner against any liability which he may incur in his capacity as such.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      The following documents are incorporated by reference in this registration statement.

(a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997, filed pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) Registrant's quarterly reports on Forms 10-QSB for the fiscal quarters ended September 30, 1997, December 31, 1997, and March 31, 1998, filed pursuant to Section 15(d) of the Exchange Act, and Registrant's Current Reports on Form 8-K, dated July 11, 1998, (filed with the Commission on August 13, 1998), February 3, 1998 (filed with the Commission on February 17, 1998), and May 27, 1998 (filed with the Commission on August 3, 1998)

      All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, and 15(d) of the Securities Act and Sections 13(a), 13(c), and 14 of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

      The authorized capital stock of Registrant consists of one hundred twenty million shares (120,000,000), par value $.001 per share, of which one hundred fifteen million, (115,000,000) shares are designated Common Stock par value $.001 per share, and five million (5,000,000) shares are designated Class A Stock, par value $.001 per share. The Class A Stock may be issued from time to time, in one or more classes, or one or more series within any class thereof, in any manner permitted by law, as determined from time to time by Registrant's board of directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by Registrant's board of directors pursuant to authority vested in it in Registrant's Certificate of Incorporation, each class or series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number designation or title. All shares of stock in such classes or series may be issued for such consideration and have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, permitted by law, as shall be stated and expressed in the resolution or resolutions, providing for the issuance of such shares adopted by Registrant's board of directors pursuant to authority vested in Registrant's Certificate of Incorporation. The number of shares of stock of any class or series within any class, so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by Registrant's board of directors pursuant to authority vested in it in Registrant's Certificate of Incorporation.

      Registrant's board of directors may determine the times when, the terms under which and the consideration for which Registrant shall issue, dispose of or receive subscriptions for its shares, including treasury shares, or acquire its own shares. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable by Registrant.

      The holders of shares of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefore and, upon liquidation, are entitled to share pro rata in any distribution to shareholders. Holders of the Common Stock have one non-cumulative vote for each share hold. There are no pre-emptive, conversion or redemption privileges, nor sinking fund provisions, with respect to the Common Stock.

      Stockholders are entitled to one vote of each share of Common Stock held of record on matters submitted to a vote of stockholders. The Common Stock does not have cumulative voting rights. As a result, the holders of more than 50% of the shares of Common Stock voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any person or persons to the board of directors of Registrant.

Item 5.  Interest of Named Experts and Counsel.

      Frances Katz Levine, counsel to the Registrant, is employed by Registrant as its corporate and securities counsel. She resigned her positions as a director and as Secretary of the Registrant on December 22, 1996. Her resignation was not caused by any disagreement with the Registrant on any matter relating to the Registrant's operations, policies, or practices. Ms. Levine is the record and beneficial owner of approximately 6.2% of the Registrant's issued and outstanding common stock.

Item 6.  Indemnification of Directors and Officers.

      The Company's certificate of incorporation provides for indemnification to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("Section 145"). Pursuant thereto, the Company indemnifies its officers, directors, employees and agents to the fullest extent permitted for losses and expenses incurred by them in connection with actions in which they are involved by reason of their having been directors, officers, employees, or agents of the Company. Section 145 permits a corporation to indemnify any person who is or has been a director, officer, employee, or agent of the corporation or who is or has been serving as a director, officer, employee or agent of another corporation, organization, or enterprise at the request of the corporation, against all liability and expenses (including but not limited to attorneys' fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) incurred or paid in connection with any action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise, in which he or she may be involved by reason of the fact that he or she served or is serving in these capacities, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause o believe his or her conduct was unlawful. In the case of a claim, action, suit or proceeding made or brought by or in the right of the corporation to procure a recovery or judgment in its favor, the corporation shall not indemnify such person in respect of any claim issue or matter as to which such person has been adjudged to be liable to the corporation for negligence or misconduct int he performance of his or her duty to the corporation, except for such expenses as the Court may allow. Any such person who has been wholly successful on the merits or otherwise with respect to any such claim, action, suit or proceeding or with respect to any claim, issue or matter therein, shall be indemnified as of right against all expenses in connection therewith or resulting therefrom. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

      The Company's By-laws provide for indemnification of the Company's officers and directors against all liabilities (including reasonable costs, expenses, attorney's fees, obligations for payment in settlement and final judgment) incurred by or imposed upon them in the preparation, conduct or compromise of any actual or threatened action, suit, or proceeding, whether civil, criminal, or administrative, including any appeals therefrom and any collateral proceedings in which they shall be involved by reason of any action or omission by them in their capacity as a director or officer of the Company, or of any other corporation which they serve as a director or officer at the request of the Company, whether or not such person is a director or officer at the time such liabilities are incurred or any such action, suit, or proceeding is commenced against them. The indemnification provided by the By-laws does not extend, however, to certain situations involving misconduct, willful misfeasance, bad faith, or gross negligence.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      Except to the extent hereinabove set forth, there is no charter provision, by-law, contract, arrangement or statute pursuant to which any director or officer of registrant is indemnified in any manner against any liability which he may incur in his capacity as such.

Item 7.   Exemption From Registration Claimed.

      The 95,057 shares of common stock (the "Shares") being offered hereunder by the Selling Shareholder were acquired by him pursuant to the terms of his employment agreement, dated as of June 22, 1998 (the "Rapfogel Employment Agreement"). The Rapfogel Employment Agreement is an individually negotiated written compensation agreement pursuant to which the Selling Shareholder rendered bona fide services not in connection with the offer or sale of securities in a capital raising transaction. Such agreement constituted an Employee Benefit Plan, as defined in Rule 405 of the Securities Act of 1933. The Rapfogel Employment Agreement is sometimes referred to hereinafter as the "Plan". For purposes of this Reoffer Prospectus, all of the Shares being registered hereunder are "restricted shares" insofar as they were issued under an employee benefit plan pursuant to a Securities Act exemption prior to their inclusion in a registration statement on Form S-8, of which this Reoffer Prospectus is a part.

      With respect to the issuance of the Shares:

(i) Registrant did not engage in general advertising or general solicitation and paid no commission or similar remuneration, directly or indirectly, with respect to such transactions.

(ii) The Selling Shareholder was, at the time of acquisition, an employee of Registrant; As such, he had continuing direct access to all relevant information concerning the Registrant and was therefore completely knowledgeable with respect to the affairs of Registrant.

(iii) The Selling Shareholder advised Registrant that the Shares were purchased for investment and without a view to their resale or distribution unless subsequently registered and acknowledged that they were aware of the restrictions on resale of the Shares absent subsequent registration and that an appropriate legend would be placed on the certificates evidencing the Shares reciting the absence of their registration under the Act and referring to the restrictions on their transferability and resale.

(iv) The Selling Shareholder has such knowledge and experience in financial and business mattes that he is capable of evaluating the merits and risks of such investment and is able to bear the economic risk thereof.

      Accordingly, Registrant claims the transaction hereinabove described, to have been exempt from the registration requirements of Section 5 of the Act by reason of Section 4(2) thereof in that such transactions did not involve a public offering of securities.

Item 8.  Exhibits.

      The exhibits filed as a part of this Report or incorporated herein by reference are as follows:

Exhibit No.     Item
-----------     ----

5.1             Opinion of Frances Katz Levine,  Esq., regarding the legality of
                the  securities  being   registered   under  this   Registration
                Statement.

10.1            Employment   Agreement   dated  as  of  June  22,  1998  between
                Registrant and Scott Rapfogel

24.1 Consent of Nevoso, Pivirotto, Pinkham & Foster, Certified Public Accountants, LLC Independent Auditors for the Registrant.

24.2 Consent of Frances Katz Levine, Esq., counsel for the Registrant (set forth in the opinion of counsel included as Exhibit 5.1).

---------------------

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities /Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada, on the 24th day of August, 1998.

                                                  THE TIREX CORPORATION

                                                  By /s/ Terence C. Byrne
                                                     ---------------------------
                                                  Terence C. Byrne, President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                          Title               Date
         ---------                          -----               ----

   /s/ Terence C. Byrne                President,                August 24, 1998
-----------------------------          Principal Executive and
  Terence C. Byrne                     Financial Officer

   /s/ Michel Massicotte               Controller                August 24, 1998
-----------------------------
  Michel Massicotte

A Majority of the Board of Directors

   /s/ Terence C. Byrne                Director                  August 24, 1998
-----------------------------
  Terence C. Byrne

   /s/ Louis V. Muro                   Director                  August 24, 1998
-----------------------------
  Louis V. Muro

   /s/ John L. Threshie, Jr.           Director                  August 24, 1998
-----------------------------
  John L. Threshie, Jr.

   /s/ Louis Sanzaro                   Director                  August 24, 1998
-----------------------------
  Louis Sanzaro

                                  EXHIBIT INDEX

Exhibit No.                   Item                                          Page
-----------                   ----                                          ----

5.1                  Opinion of Frances Katz Levine, Esq.
                     regarding the legality of the securities
                     being registered under this Registration
                     Statement                                                37

10.1                 Employment Agreement dated as of June
                     22, 1998 between Registrant and
                     Scott Rapfogel                                          (1)

24.1                 Consent of Nevoso, Pivirotto, Pinkham
                     & Foster, Certified Public Account, LLC,
                     Independent Auditors for the Registrant                  39

24.2                 Consent of Frances Katz Levine, Esq.,
                     the counsel for the Registrant (set
                     forth in the opinion of counsel included as Exhibit 5.1)

(1) Filed with the Securities and Exchange Commission as an exhibit, numbered as Exhibit 10.3, to Registrant's Current Report on Form 8-K dated May 27, 1998, which exhibit is incorporated herein by reference.